EXHIBIT 20

Monthly Servicing Report
Superior Wholesale Inventory Financing Trust IX
May 2004

I	Initial SWIFT IX Series 2004-A Statistics
	Trust Cap	$4,124,000,000.00
	Pool Balance at Sale Date	$5,121,524,369.56
	Initial Trust Balance	$4,124,000,000.00
	Offered Term Note 2004—A	$2,000,000,000.00
	Initial Revolving Note Balance	$2,000,000,000.00
	Certificate Balance	$124,000,000.00
	Reserve Fund	$247,440,000.00
	Cash Accumulation Reserve—Notes	$10,051,000.00
	Cash Accumulation Reserve—Certificates	$1,336,000.00
II	Current Collection Period Statistics
	Pool and Trust Statistics
	Beginning Pool Balance	$5,084,064,856.57
	New A/R Principal	$747,654,203.56
	Principal Reductions	$(614,364,028.42)
	Factory Credits/Warranty Repurchases	$(141,395,907.14)
	Partial Pay—Off Account	$(360,511,061.70)
	Administrative Repurchases	—
	Warranty Repurchases	—
	Eligible Accounts Repurchased	—
	Defaulted Receivables	—

	Net Change in Pool Balance	$(368,616,793.70)

	Ending Pool Balance	$4,715,448,062.87
	Average Daily Pool Balance	$4,733,386,606.48
	Beginning Trust Balance	$4,124,000,000.00
	Ending Trust Balance	$4,124,000,000.00
	Average Daily Trust Balance	$4,124,000,000.00
	Beginning Cash Accumulation Reserve Fund Account—2004 Term Notes	$10,051,000.00
	Ending Cash Accumulation Reserve Fund Account—2004 Term Notes	$10,051,000.00
	Change in Cash Accumulation Reserve Fund Account—2004 Term Notes	$—
	Beginning Cash Accumulation Reserve Fund Account—Certificates	$1,336,000.00
	Ending Cash Accumulation Reserve Fund Account—Certificates	$1,336,000.00
	Change in Cash Accumulation Reserve Fund Account—Certificates	$—
	Excess Available Receivable Balance	$205,232,054.94
	Defaulted Receivables — Eligible	—
	Defaulted Receivables — Ineligible	—
	Gross Weighted Average Receivable Rate	3.77%
	Weighted Average Cost of Wholesale Incentive Plan	0.06%
	Securities Balances
	Beginning Offered Term Note 2004—A Balance	$2,000,000,000.00
	Ending Offered Term Note 2004—A Balance	$2,000,000,000.00
	Average Daily Offered Term Note 2004—A Balance	$2,000,000,000.00
	Beginning Revolving Note RN —1 Balance	$1,000,000,000.00
	Ending Revolving Note RN—1 Balance	$1,000,000,000.00
	Average Daily Revolving Note RN—1 Balance	$1,000,000,000.00
	Beginning Revolving Note RN —2 Balance	$1,000,000,000.00
	Ending Revolving Note RN—2 Balance	$1,000,000,000.00
	Average Daily Revolving Note RN—2 Balance	$1,000,000,000.00
	Beginning Certificate Balance	$124,000,000.00
	Ending Certificate Balance	$124,000,000.00
	Average Daily Certificate Balance	$124,000,000.00
III	Trust Percentage & Trust Interest Collections
	Average Offered 2004 Term Note Balance	$2,000,000,000.00
	Average Daily Revolving 2004 RN —1 Balance	$1,000,000,000.00
	Average Daily Revolving 2004 RN —2 Balance	$1,000,000,000.00
	Average Certificate Balance	$124,000,000.00

	Average Daily Trust Balance	$4,124,000,000.00

	Average Daily Pool Balance	$4,733,386,606.48
	Total Interest Collected	$3,664,772.57
	Trust Percentage	87.1258%

Monthly Servicing Report
Superior Wholesale Inventory Financing Trust IX
May 2004

			Beginning			Ending
			Note Distribution	Current Month	Required	Note Distribution
			Account Balance	Actual Amounts	Distribution	Account Balance
IV Distribution of Trust Interest
Available Trust Interest:
Trust Interest Collections				$2,948,093.79
Minimum Investment Proceeds (Commercial Paper)				—
Minimum Investment Proceeds (Money Market Funds)				$82,551.29

				$3,030,645.08

2004 Term Note Interest	Interest Rate(LIBOR+.05%)	1.15%
	Average Daily Balance	$2,000,000,000.00	N/A	$1,725,000.00	$1,725,000.00	N/A
	# of Days of Interest	27
2004 Revolving Note RN—1	Interest Rate(LIBOR+.07%)	1.17%
	Average Daily Balance	$1,000,000,000.00	N/A	$422,500.00	$422,500.00	N/A
	# of Days of Interest	13
2004 Revolving Note RN—2	Interest Rate(LIBOR+.07%)	1.17%
	Average Daily Balance	$1,000,000,000.00	N/A	$422,500.00	$422,500.00	N/A
	# of Days in Collection Period	13
		Subtotal		$2,570,000.00

	Interest Available After Notes			$460,645.08
Servicer Advances Not Previously Reimbursed				$—
Reserve Fund Deposit Amount				$—
Cash Accumulation Reserve Fund Deposit Amount				$—
Certificate Interest	Interest Rate (LIBOR+.25%)	1.35%
	Average Daily Balance	$124,000,000.00		$125,550.00	$125,550.00	N/A
	# of Days of Interest	27
Trust Defaulted Amount				$—
Unreimbursed Trust Charge–Offs				$—

		Seller Excess Interest		$335,095.08

Cash Accumulation Reserve Fund Draw Amount— 2004 Term Note				$—
Cash Accumulation Reserve Fund Draw Amount— Certificates				$—
		Seller Excess Interest + Draw Amount		$335,095.08

Monthly Service Fee (1/12 of 1% of Average Daily Trust Invested Balance)				$1,441,182.80

V Summary
(A)	Coverage of Deficiency Amount
Deficiency Amount	$—	From Bank of New York to GMAC
Deficiency Amount Covered by Servicer Advance	—
(a)	Monthly Service Fee	—	Seller Excess Interest	$335,095.08
—	Cash Accumulation Draw Amount—2004 Term Note	$—
(b)	(1)	Aggregate Term Noteholders' Interest	—	Cash Accumulation Draw Amount—Certificates	$—
(2)	Revolver Interest	—	Ineligible Interest	$—
(3)	Specified Support Arrangements Payments	—	Additional Trust Principal	$—
(c)	Aggregate Certificateholders’ Interest	—	Minimum Investments Received for Current Month	$(82,551.29)

Unsatisfied Deficiency Amount	—	6/15/2004 — Distribution to GMAC	$252,543.79

Unsatisfied Deficiency Amount Covered by Reserve	—
(a)	Monthly Service Fee	—
(b)	(1)	Aggregate Term Noteholders' Interest	—
(2)	Revolver Interest	—	From Bank of New York to Chase Manhattan Bank (USA)
(3)	Specified Support Arrangements Payments	—	From Chase Manhattan Bank (USA) — New York to GMAC
(c)	Aggregate Certificateholders’ Interest	—	Certificate Interest Due GMAC	$1,255.50

(d)	Servicer Advances not previously reimbursed	—
(e)	Trust Defaulted Amount	—
From Bank of New York to Chase Manhattan Bank (USA)
(B)	Beginning Unreimbursed Trust Charge–Offs	—	From Chase Manhattan Bank (USA) — New York to DTC
Plus: Trust Charge–Offs (Prior Trust Defaulted Amount)	—	Certificate Interest Due Investors	$124,294.50

Plus: Trust Defaulted Amounts(Current)	—
Less: Amount Covered by Trust Interest Collections	—
Less: Reserve Fund Draw Amount	—	From Bank of New York to US Bank(NCAT)
Ending Unreimbursed Trust Charge–Offs	—	Revolving Note Interest	$845,000.00

(C)	Beginning Unreimbursed Servicer Advance	—
Plus: Servicer Advance (Current Month)	—	From Bank of New York to Term Note Holders (DTC)
Less: Reimbursed Servicer Advance (From Trust Interest Collections)	—	Term Note Interest	$1,725,000.00

Ending Unreimbursed Servicer Advance	—
(D)	Reserve Fund Required Amount	$247,440,000.00	Total Disbursements From Bank of New York	$2,948,093.79

Beginning Reserve Balance	$—
Plus: Reserve Fund Deposit Amount	247,440,000.00
Less: Reserve Fund Draw Amount	—

Ending Reserve Balance	$247,440,000.00	Invest in Nations Money Market Funds from June 15, 2004 to July 14, 2004

Required Amount Over Ending Reserve Balance	$—
(E)	Cash Accumulation Reserve Fund Required Amount	$10,051,000.00
Beginning Cash Accumulation Reserve Fund Balance	$—
Plus: Cash Accumulation Reserve Fund Deposit Amount	10,051,000.00
Less: Cash Accumulation Reserve Fund Draw Amount	$—	@	Distribution to GMAC

Ending Cash Accumulation Reserve Fund Balance	10,051,000.00	Invest in Nations Money Market Funds from June 15, 2004 to July 14, 2004

Required Amt. Over Ending Cash Accum. Reserve Fund Bal.	$—
(F)	Cash Accumulation Reserve Fund Required Amount	$1,336,000.00
Beginning Cash Accumulation Reserve Fund Balance	$—
Plus: Cash Accumulation Reserve Fund Deposit Amount	1,336,000.00
Less: Cash Accumulation Reserve Fund Draw Amount	$—	@	Distribution to GMAC

Ending Cash Accumulation Reserve Fund Balance	$1,336,000.00	Invest in Nations Money Market Funds from June 15, 2004 to July 14, 2004

Required Amt. Over Ending Cash Accum. Reserve Fund Bal.	$—

Monthly Servicing Report
Superior Wholesale Inventory Financing Trust IX
May 2004

VI	Distribution Amounts
		2004—A Term Note Balance Prior to Distribution	$2,000,000,000.00
		Distribution Amount Allocable to Principal	0.00

		2004—A Term Note Balance After Distribution	$2,000,000,000.00

		2004 Revolving Note RN —1 Balance Beginning of Collection Period	$1,000,000,000.00
		Movement During Collection Period	0.00

		2004 Revolving Note RN—1 Balance End of Collection Period	$1,000,000,000.00

		2004 Revolving Note RN —2 Balance Beginning of Collection Period	$1,000,000,000.00
		Movement During Collection Period	0.00

		2004 Revolving Note RN—2 Balance End of Collection Period	$1,000,000,000.00

		Certificate Balance Prior to Distribution	$124,000,000.00
		Distribution Amount Allocable to Principal	0.00

		Certificate Balance After Distribution	$124,000,000.00

VII	Trust Early Amortization Triggers
	(1)	Average Monthly Payment Rates <25%
		Current month	28.8%
		Current month — 1	NA
		Current month — 2	NA
		Three month Average	NA
	(2)	Reserve Fund < Reserve Fund Required Amount
		Reserve Fund on Deposit	$247,440,000.00
		Reserve Fund Required Amount	$247,440,000.00

		Current month	$—

		Reserve Fund on Deposit	$247,440,000.00
		Reserve Fund Required Amount	$247,440,000.00

		Current month — 1	$—

		Reserve Fund on Deposit	$247,440,000.00
		Reserve Fund Required Amount	$247,440,000.00

		Current month — 2	$—

	(3)	Reserve Fund Required Amount Exceeds Reserve Fund by > Reserve Fund Trigger Amount
		Reserve Fund Required Amount	$247,440,000.00
		Reserve Fund on Deposit	$247,440,000.00

		Current month	$—

		Reserve Fund Trigger Amount	$20,000,000.00
	(4)	Used Trust Receivables/Daily Trust Balance > 20%
		Used Trust Receivables	$97,400,721.09
		Month-End Daily Trust Balance	$4,124,000,000.00
		Current month	2.4%
	(5)	Average Daily Trust Balance/(Average Term Notes + Average Certificate Balance) Less than 75%
		(To be determined over most recent six Collection Periods)
		Current month	194.2%
		Current month — 1	NA
		Current month — 2	NA
		Current month — 3	NA
		Current month — 4
		Current month — 5	NA
		Six month Average	NA
	(6)	Aggregate Available Receivables < 70% of Aggregate Receivables
		Current month	94.8%
		Current month — 1	NA
VIII	Cash Accumulation Triggers
	Have any of the above Trust Early Amortization Events occurred with respect to the Offered Term Notes?		NO
IX	Rapid Amortization Triggers
	Have any of the following events occurred which would constitute a Rapid Amortization Event for the 2004 Term Notes and an Early Amortization Event for the Trust?		NO
	(1)	The occurrence of certain events of bankruptcy, insolvency or receivership relating to any of General Motors, the Servicer or the Seller.
	Rapid Amortization Triggers for 2004 Term Notes
	(2)	Term Note Cash Accumulation Reserve Fund < $291,667	NO
		Current Month	$10,051,000.00
	(3)	Certificate Cash Accumulation Reserve Fund < $38,750	NO
		Current Month	$1,336,000.00
	(4)	Trust or Seller becomes required to register as an investment company.	NO